Exhibit 99.1
LENDINGTREE REPORTS SECOND QUARTER 2024 RESULTS

Insurance Segment Continues Strong Rebound Driving 15% Revenue Growth

•Consolidated revenue of $210.1 million
•GAAP net income of $7.8 million or $0.58 per diluted share
•Variable marketing margin of $70.9 million
•Adjusted EBITDA of $23.5 million
•Adjusted net income per share of $0.54

CHARLOTTE, NC - July 25, 2024 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2024.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"Our Insurance segment generated exceptional growth in the second quarter with revenue more than doubling from the prior year period. We expect our leading market position will result in meaningfully larger revenue generation through the remainder of this year," said Doug Lebda, Chairman and CEO. "Our company continues to benefit from the diversity of our business model. As Insurance continues to grow both revenue and VMD, we are leaning into our highest margin Consumer segment to acquire more high-intent customers for our lender partners."

Scott Peyree, President and COO, commented, "The growth in our Insurance business during the quarter well surpassed our expectations, and led us to beat the high end of our quarterly revenue guidance. For most of the last two years, our team focused on matching the highest quality consumers searching for insurance policies with limited carrier demand. We are now seeing the benefit of that focus. We have been employing that same strategy in our Consumer business, improving our relationship with our network lenders by helping them close more loans with our consumers to position ourselves ahead of any future improvement in lending conditions."

Jason Bengel, CFO, added, "I am very excited to assume CFO responsibilities at LendingTree. Having previously served as the leader of our Finance department, as well as driving our efficiency and internal strategy initiatives, I know our team is well positioned to continue improving our balance sheet and harvesting operating leverage by operating with focus and discipline. During the quarter we were able to repurchase $161 million of our 2025 convertible notes for $152 million, capturing a $9 million discount. The combination of cash on the balance sheet, future free cash flow and the remaining $50M of debt available from our Apollo financing will allow us to comfortably retire these notes by maturity next year."

Second Quarter 2024 Business Results
•Home segment revenue of $32.2 million decreased 23% over second quarter 2023 and produced segment profit of $9.3 million, down 30% over the same period.
◦Within Home, revenue from Home Equity of $22.0 million decreased 13% over prior year.
•Consumer segment revenue of $55.9 million declined 32% over second quarter 2023.
◦Within Consumer, personal loans revenue of $26.9 million declined 4% over prior year.

◦Revenue from our small business offering decreased 12% over prior year.
•Insurance segment revenue of $122.1 million increased 109% over second quarter 2023 and translated into segment profit of $36.4 million, up 47% over the same period.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2024	2023	% Change	2024	% Change

Total revenue	$210.1	$182.5	15%	$167.8	25%

Income before income taxes	$9.4	$0.1	—%	$1.6	—%
Income tax expense	$(1.6)	$(0.2)	—%	$(0.6)	—%
Net income (loss)	$7.8	$(0.1)	—%	$1.0	—%
Net income (loss) % of revenue	4%	—%		1%

Income (loss) per share
Basic	$0.58	$(0.01)		$0.08
Diluted	$0.58	$(0.01)		$0.08

Variable marketing margin
Total revenue	$210.1	$182.5	15%	$167.8	25%
Variable marketing expense (1) (2)	$(139.2)	$(106.0)	31%	$(98.4)	41%
Variable marketing margin (2)	$70.9	$76.5	(7)%	$69.4	2%
Variable marketing margin % of revenue (2)	34%	42%		41%

Adjusted EBITDA (2)	$23.5	$26.7	(12)%	$21.6	9%
Adjusted EBITDA % of revenue (2)	11%	15%		13%

Adjusted net income (2)	$7.2	$14.7	(51)%	$9.2	(22)%

Adjusted net income per share (2)	$0.54	$1.14	(53)%	$0.70	(23)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2024	2023	% Change	2024	% Change
Home (1)
Revenue	$32.2	$41.6	(23)%	$30.4	6%
Segment profit	$9.3	$13.3	(30)%	$9.6	(3)%
Segment profit % of revenue	29%	32%		32%

Consumer (2)
Revenue	$55.9	$82.5	(32)%	$51.5	9%
Segment profit	$26.9	$40.7	(34)%	$27.4	(2)%
Segment profit % of revenue	48%	49%		53%

Insurance (3)
Revenue	$122.1	$58.4	109%	$85.9	42%
Segment profit	$36.4	$24.8	47%	$33.4	9%
Segment profit % of revenue	30%	42%		39%

Other (4)
Revenue	$—	$—	—%	$—	—%
(Loss)	$(0.1)	$(0.3)	67%	$—	—%

Total revenue	$210.1	$182.5	15%	$167.8	25%

Total segment profit	$72.5	$78.5	(8)%	$70.5	3%
Brand marketing expense (5)	$(1.6)	$(2.0)	(20)%	$(1.1)	45%
Variable marketing margin	$70.9	$76.5	(7)%	$69.4	2%
Variable marketing margin % of revenue	34%	42%		41%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts and debt settlement. We ceased offering credit repair with the closing of Ovation at the end of Q2 2023.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we are updating our outlook for full-year 2024 and introducing our outlook for the third quarter.

Full-year 2024:
▪Revenue of $830 - $870 million compared to the prior range of $690 - $720 million
▪Variable Marketing Margin of $280 - $300 million
▪Adjusted EBITDA of $85 - $95 million
Third-quarter 2024:
▪Revenue: $230 - $260 million
▪Variable Marketing Margin: $73 - $80 million
▪Adjusted EBITDA: $23 - $27 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2024 financial results will be webcast live today, July 25, 2024 at 5:00 PM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands)
Selling and marketing expense	$148,387	$108,176	$116,065
Non-variable selling and marketing expense (1)	(9,140)	(9,855)	(10,107)
Variable marketing expense	$139,247	$98,321	$105,958

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss), the most directly comparable table GAAP measure, to variable marketing margin and net income (loss) % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands, except percentages)
Net income (loss)	$7,752	$1,016	$(115)
Net income (loss) % of revenue	4%	1%	—%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	8,411	8,545	9,302
Non-variable selling and marketing expense (1)	9,140	9,855	10,107
General and administrative expense	27,118	25,796	29,160
Product development	10,374	11,857	10,601
Depreciation	4,601	4,667	4,684
Amortization of intangibles	1,467	1,489	1,982
Restructuring and severance	202	23	3,558
Litigation settlements and contingencies	(7)	36	488
Interest expense (income), net	1,201	6,638	6,940
Other income	(1,052)	(1,034)	(439)
Income tax expense	1,686	559	227
Variable marketing margin	$70,893	$69,447	$76,495
Variable marketing margin % of revenue	34%	41%	42%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss), the most directly comparable table GAAP measure, to adjusted EBITDA and net income (loss) % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands, except percentages)
Net income (loss)	$7,752	$1,016	$(115)
Net income (loss) % of revenue	4%	1%	—%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,467	1,489	1,982
Depreciation	4,601	4,667	4,684
Restructuring and severance	202	23	3,558
Loss on impairments and disposal of assets	413	368	140
Loss on impairment of investments	—	—	1,440
Non-cash compensation	7,437	7,789	9,204
Acquisition expense	—	—	4
Litigation settlements and contingencies	(7)	36	488
Interest expense (income), net	1,201	6,638	6,940
Dividend income	(1,225)	(1,034)	(1,879)
Income tax expense	1,686	559	227
Adjusted EBITDA	$23,527	$21,551	$26,673
Adjusted EBITDA % of revenue	11%	13%	15%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss), the most directly comparable table GAAP measure, to adjusted net income and net income (loss) per diluted share to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands, except per share amounts)
Net income (loss)	$7,752	$1,016	$(115)
Adjustments to reconcile to adjusted net income:
Restructuring and severance	202	23	3,558
Loss on impairments and disposal of assets	413	368	140
Loss on impairment of investments	—	—	1,440
Non-cash compensation	7,437	7,789	9,204
Acquisition expense	—	—	4
Litigation settlements and contingencies	(7)	36	488
Gain on extinguishment of debt	(8,619)	—	—
Adjusted net income	$7,178	$9,232	$14,719

Net income (loss) per diluted share	$0.58	$0.08	$(0.01)
Adjustments to reconcile net income (loss) to adjusted net income	(0.04)	0.62	1.15
Adjustments to reconcile effect of dilutive securities	—	—	—
Adjusted net income per share	$0.54	$0.70	$1.14

Adjusted weighted average diluted shares outstanding	13,407	13,276	12,928
Effect of dilutive securities	—	—	13
Weighted average diluted shares outstanding	13,407	13,276	12,915
Effect of dilutive securities	150	176	—
Weighted average basic shares outstanding	13,257	13,100	12,915

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company's marketing efforts. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel related expenses. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP net income and GAAP net income per diluted share by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income and GAAP net income per diluted share.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items.

Adjusted net income is defined as net income (loss) excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) expense from a full valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2023, in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of approximately 400 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
investors@lendingtree.com

Media Contact:
press@lendingtree.com